As filed with the Securities and Exchange Commission on November 24, 2004
Registration No. 333-105923

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM S-11/A
POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

FOUNDATION CAPITAL RESOURCES, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)
_______________________

1430 Lelia Drive
Jackson, Mississippi 39216
(601) 321-1800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

A.J. Braswell
President and Chief Executive Officer
Foundation Capital Resources, Inc.
1430 Lelia Drive
Jackson, Mississippi 39216
(601) 321-1800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Timothy L. Horner
Warner Norcross & Judd LLP
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503
(616) 752-2000

Removing from registration the following amounts of the securities originally registered:

Title of Each Class of Securities Being Removed from Registration	Amount Being Removed from Registration
Series A Certificates of Indebtedness	$ 9,726,500
Series B Certificates of Indebtedness	$13,524,000
Series C Certificates of Indebtedness	$13,629,000
Series D Certificates of Indebtedness	$12,882,000

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, may determine.

REMOVAL OF SECURITIES FROM REGISTRATION
          This Post-Effective Amendment No. 2 to Registration Statement on Form S-11 No. 333-105923 is filed by Foundation Capital Resources, Inc. ("Foundation Capital") to remove from registration the following securities originally registered for sale (the "Deregistered Securities"):

Series A Certificates of Indebtedness	$ 9,726,500
Series B Certificates of Indebtedness	$13,524,000
Series C Certificates of Indebtedness	$13,629,000
Series D Certificates of Indebtedness	$12,882,000

Foundation Capital has terminated its offering and did not sell or issue the Deregistered Securities in the offering.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on the 24th day of November, 2004.

FOUNDATION CAPITAL RESOURCES, INC.

By:	*/s/ A.J. BRASWELL
A.J. Braswell, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/A.J. Braswell A.J. Braswell	Chief Executive Officer, President and Director (Principal Executive Officer)	November 24, 2004

/s/Bobby D. Ray Bobby D. Ray	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer)	November 24, 2004

*/s/James L. Roberts James L. Roberts	Director	November 24, 2004

*/s/Wayne Shirley Wayne Shirley	Director	November 24, 2004

*/s/Kenneth C. Bray Kenneth C. Bray	Director	November 24, 2004

*/s/Susan Eames Susan Eames	Director	November 24, 2004

*/s/K. Milton Higgins K. Milton Higgins	Director	November 24, 2004

*/s/David B. Parker David B. Parker	Director	November 24, 2004

Terri P. Hudson	Director	November ___, 2004

James R. Fischer	Director	November ___, 2004

*/s/Bobby D. Ray Bobby D. Ray, Attorney-in-Fact

*Foundation Capital has previously filed with the Securities and Exchange Commission the original powers of attorney authorizing Bobby D. Ray to sign this Post-Effective Amendment on behalf of certain directors of Foundation Capital.